Exhibit 99.2 First Quarter 2022 Earnings Results Presentation April 14, 2022

Results Snapshot Net Revenues Net Earnings EPS $3.94 billion $10.76 $12.93 billion 1 1 Annualized ROE Annualized ROTE Book Value Per Share $293.31 (+3.1% YTD) 15.0% 15.8% Highlights Strong quarterly firmwide net revenues, net earnings & EPS Record Consumer & Wealth Management net revenues 3,4,7 Firmwide AUS long-term net inflows of $24 billion 2 #1 in M&A and Equity and equity-related offerings Firmwide Management and other fees of $2.03 billion Strong Global Markets performance Closed acquisition of GreenSky in 1Q22 Record FICC financing net revenues Closed acquisition of NN Investment Partners in 2Q22 1

Financial Overview

Goldman Sachs

Financial Results

$ in millions, except per share amounts	1Q22	vs. 4Q21	vs. 1Q21
Investment Banking	$ 2,411	(36)%	(36)%
Global Markets	7,872	98%	4%
Asset Management	546	(81)%	(88)%
Consumer & Wealth Management	2,104	7%	21%
Net revenues	$ 12,933	2%	(27)%
Provision for credit losses	561	63%	N.M.
Operating expenses	7,716	6%	(18)%
Pre-tax earnings	4,656	(7)%	(44)%
Net earnings	3,939	–	(42)%
Net earnings to common	$ 3,831	1%	(43)%
Diluted EPS	$ 10.76	–	(42)%
ROE[1]	15.0%	(0.6)pp	(16.0)pp
ROTE[1]	15.8%	(0.6)pp	(17.1)pp
Efficiency Ratio[3]	59.7%	2.2pp	6.4pp

Financial Overview Highlights

- 1Q22 results included EPS of $10.76 and ROE of 15.0%
  - 1Q22 net revenues were significantly lower compared with a record prior year period
    - Significantly lower net revenues in Asset Management and Investment Banking
    - Partially offset by higher net revenues in Consumer & Wealth Management and Global Markets
  - 1Q22 provision for credit losses was $561 million, reflecting provisions related to portfolio growth (primarily in credit cards), the impact of macroeconomic and geopolitical concerns, and individual impairments on wholesale loans
  - 1Q22 operating expenses were lower YoY, reflecting significantly lower compensation and benefits expenses, partially offset by higher non-compensation expenses

Net Revenues by Segment ($ in millions)



$17,704
$1,738
$4,614
$7,581
$3,771
$12,639
$1,967
$2,891
$3,985
$3,796
$12,933
$2,104
$546
$7,872
$2,411
1Q21
4Q21
1Q22
Investment Banking
Global Markets
Asset Management
Consumer & Wealth Management

2

Investment Banking

Financial Results

$ in millions		1Q22	vs. 4Q21	vs. 1Q21
Financial advisory	$	1,127	(31)%	1%
Equity underwriting		261	(75)%	(83)%
Debt underwriting		743	(22)%	(16)%
Underwriting		1,004	(49)%	(59)%
Corporate lending		280	46%	37%
Net revenues		2,411	(36)%	(36)%
Provision for credit losses		164	N.M.	N.M.
Operating expenses		1,248	(19)%	(33)%
Pre-tax earnings	$	999	(57)%	(52)%
Net earnings	$	845	(54)%	(50)%
Net earnings to common	$	829	(54)%	(51)%
Average common equity	$	11,730	8%	11%
Return on average common equity		28.3%	(38.8)pp	(35.3)pp

Investment Banking Highlights

- 1Q22 net revenues were significantly lower compared with a strong prior year period
  - Financial advisory net revenues were essentially unchanged
  - Underwriting net revenues reflected significantly lower net revenues in Equity underwriting, driven by a significant decline in industry-wide activity, and lower net revenues in Debt underwriting, due to lower net revenues from leveraged finance and asset-backed activity
  - Corporate lending net revenues reflected higher net revenues from relationship lending activities, due to net gains from the impact of widening credit spreads on hedges; Transaction banking net revenues increased on higher deposit balances
- 1Q22 provision for credit losses reflected portfolio growth, the impact of macroeconomic and geopolitical concerns, and individual impairments
- Overall backlog[3] remained at an elevated level but was lower vs. 4Q21, and was essentially unchanged vs. 1Q21

Investment Banking Net Revenues ($ in millions)



$3,771
$205
$880
$1,569
$1,117
$3,796
$192
$948
$1,025
$1,631
$2,411
$280
$743
$261
$1,127
1Q21
4Q21
1Q22
Financial advisory
Equity underwriting
Debt underwriting
Corporate lending

3

Global Markets Financial Results Global Markets Highlights vs. vs. n 1Q22 net revenues were higher YoY $ in millions 1Q22 4Q21 1Q21 — FICC net revenues were significantly higher, reflecting higher net revenues in FICC $ 4,723 154% 21% intermediation and significantly higher net revenues in financing — Equities net revenues were lower compared with a strong prior year period, reflecting lower 3,149 48% (15)% Equities net revenues in both intermediation and financing n 1Q22 operating environment was characterized by strong client activity and increased volatility Net revenues 7,872 98% 4% amid an evolving macroeconomic backdrop Provision for credit losses 102 36% N.M. Operating expenses 3,761 44% (10)% 4,009 210% 17% Pre-tax earnings $ Global Markets Net Revenues ($ in millions) $ 3,392 238% 21% Net earnings $7,872 $7,581 Net earnings to common $ 3,327 257% 22% $3,149 Average common equity $ 52,484 5% 28% $3,688 $3,985 Return on average common equity 25.4% 17.9pp (1.2)pp $2,122 $4,723 $3,893 $1,863 1Q21 4Q21 1Q22 4 FICC Equities

Global Markets – FICC & Equities

FICC Net Revenues

$ in millions	1Q22	vs. 4Q21	vs. 1Q21
FICC intermediation	$ 4,038	210%	17%
FICC financing	685	23%	55%
FICC	$ 4,723	154%	21%

FICC Highlights

- 1Q22 net revenues were significantly higher YoY
  - FICC intermediation net revenues reflected significantly higher net revenues in currencies and commodities, partially offset by significantly lower net revenues in mortgages and credit products. Net revenues in interest rate products were essentially unchanged
  - FICC financing net revenues were a record, reflecting significantly higher net revenues from mortgage lending

Equities Net Revenues

$ in millions	1Q22	vs. 4Q21	vs. 1Q21
Equities intermediation	$ 2,161	66%	(16)%
Equities financing	988	21%	(10)%
Equities	$ 3,149	48%	(15)%

Equities Highlights

- 1Q22 net revenues were lower YoY compared with a strong prior year period
  - Equities intermediation net revenues reflected significantly lower net revenues in cash products and lower net revenues in derivatives
  - Equities financing net revenues primarily reflected higher funding expenses, partially offset by higher average client balances

5

Asset Management

Financial Results

$ in millions	1Q22	vs. 4Q21	vs. 1Q21
Management and other fees	$ 772	4%	11%
Incentive fees	52	(76)%	24%
Equity investments	(367)	N.M.	N.M.
Lending and debt investments	89	(83)%	(88)%
Net revenues	546	(81)%	(88)%
Provision for credit losses	41	105%	(23)%
Operating expenses	1,095	(17)%	(42)%
Pre-tax earnings/(loss)	$ (590)	N.M.	N.M.
Net earnings/(loss)	$ (499)	N.M.	N.M.
Net earnings to common/(loss)	$ (516)	N.M.	N.M.
Average common equity	$ 23,992	(4)%	(2)%
Return on average common equity	(8.6)%	(27.6)pp	(43.8)pp

Asset Management Highlights

- 1Q22 net revenues were significantly lower YoY as broad macroeconomic and geopolitical concerns led to volatility in global equity prices and wider credit spreads
  - Management and other fees reflected the impact of higher average AUS
  - Equity investments net losses reflected significant mark-to-market net losses from investments in public equities and significantly lower net gains from investments in private equities compared with a strong prior year period
    - Private: 1Q22 ~$255 million, compared to 1Q21 ~$2,780 million
    - Public: 1Q22 ~$(620) million, compared to 1Q21 ~$340 million
  - Lending and debt investments net revenues primarily reflected net losses from investments

Asset Management Net Revenues ($ in millions)


$4,614
$759
$3,120
$42
$693
$2,891
$517
$1,417
$218
$739
$546
$89
$52
$772
$(367)
1Q21
4Q21
1Q22
Management and other fees
Incentive fees
Equity investments
Lending and debt investments

6

Asset Management – Asset Mix 4 4 Lending and Debt Investments of $26 billion Equity Investments of $18 billion ~$14 billion Private, ~$4 billion Public 4% 4% 16% By Vintage By Region 7% 28% 37% 60% 10% 2019-thereafter Americas By Industry Loan Portfolio $13 billion 29% 19% Loans 2016-2018 Asia 11% 34% 21% $13 billion 2015 or earlier EMEA 24% Debt investments 12% 84% Real Estate: Mixed Use 7%, Other 6%, Multifamily 6%, Office 5% 5 4 Consolidated Investment Entities of $14 billion 5 Funded with liabilities of ~$7 billion 3% 4% 4% 4% By Vintage By Region By Accounting By Region 8% 6% 23% Classification 32% 48% 64% 11% 45% 11% 11% 2019-thereafter Americas Loans at FV/Held for sale Americas By Industry 48% 12% By Asset Class 40% 21% 2016-2018 Asia Loans at amortized cost Asia 11% 14% 4% 49% 34% 24% 22% 2015 or earlier EMEA Debt investments at FV EMEA 17% 14% 16% 7

Asset Management – Harvesting Progress of Balance Sheet Equity Portfolio Since Investor Day 2020

Goldman Sachs

Significant progress in asset sales over the past 2+ years, offset by mark-ups

Rollforward *($ in billions)*



Private
Public
$22
~$8
~$7
~$(19)
$18
Net Dispositions: ~$(12)
YE19 Equity Investments
Mark-Ups 6
Additions
Dispositions
1Q22 Equity Investments

1Q22:	~$(1)	~$1	~$(1)

8

Consumer & Wealth Management Financial Results Consumer & Wealth Management Highlights vs. vs. n 1Q22 net revenues were a record and higher YoY $ in millions 1Q22 4Q21 1Q21 — Wealth management net revenues were higher, reflecting the impact of higher average AUS and higher loan balances Management and other fees $ 1,255 (2)% 17% — Consumer banking net revenues were significantly higher, primarily reflecting higher credit card balances Incentive fees 27 69% 4% n 1Q22 provision for credit losses primarily reflected growth in credit cards 339 16% 28% Private banking and lending Wealth management 1,621 2% 19% Consumer banking 483 28% 30% Consumer & Wealth Management Net Revenues ($ in millions) Net revenues 2,104 7% 21% 254 (20)% 323% $2,104 Provision for credit losses $1,967 $1,738 $483 1,612 (10)% 8% Operating expenses $376 $371 $339 $293 Pre-tax earnings $ 238 N.M. 33% $16 $27 $264 $26 Net earnings $ 201 N.M. 37% $1,282 $1,255 $1,077 Net earnings to common $ 191 N.M. 39% 13,672 17% 33% Average common equity $ 1Q21 4Q21 1Q22 5.6% 10.1pp 0.3pp Return on average common equity Management and other fees Incentive fees Private banking and lending Consumer banking 9

Asset Management and Consumer & Wealth Management Details 3,4 3,4 Firmwide Assets Under Supervision Highlights n Firmwide AUS decreased $76 billion during the quarter, as Asset Management AUS decreased $ in billions 1Q22 4Q21 1Q21 $63 billion and Consumer & Wealth Management AUS decreased $13 billion Asset Management $ 1,656 $ 1,719 $ 1,567 — Net market depreciation of $94 billion, primarily in fixed income and equity assets 7 Consumer & Wealth Management 738 751 637 — Long-term net inflows of $24 billion , primarily in equity assets — Liquidity products net outflows of $6 billion Firmwide AUS $ 2,394 $ 2,470 $ 2,204 n Firmwide Management and other fees increased 15% YoY Firmwide Management and Other Fees/Incentive Fees 3,4 1Q22 AUS Mix vs. vs. $ in millions 1Q22 4Q21 1Q21 10% Asset Management $ 772 4% 11% 31% 36% 37% Consumer & Wealth Management 1,255 (2)% 17% 25% Asset Distribution Class Channel Total Management and other fees $ 2,027 – 15% 28% 33% Asset Management $ 52 (76)% 24% Consumer & Wealth Management 27 69% 4% 7% 13% Total Incentive fees $ 79 (66)% 16% 14% Region Vehicle 54% 33% 79% 10

Net Interest Income and Loans

Net Interest Income by Segment ($ in millions)


$1,482
$638
$183
$561
$100
$1,795
$728
$144
$797
$126
$1,827
$845
$147
$730
$105
1Q21
4Q21
1Q22
Investment Banking
Global Markets
Asset Management
Consumer & Wealth Management

Loans[4]

$ in billions	1Q22	4Q21	1Q21
Corporate	$ 58	$ 56	$ 48
Wealth management	45	44	36
Commercial real estate	29	26	21
Residential real estate	15	16	9
Installment	4	4	3
Credit cards	11	8	4
Other	8	8	4
Allowance for loan losses	(4)	(4)	(4)
Total Loans	**$ 166**	$ 158	$ 121

Metrics

2.7% ALLL to Total Gross Loans, at Amortized Cost

1.7% ALLL to Gross Wholesale Loans, at Amortized Cost

12.2% ALLL to Gross Consumer Loans, at Amortized Cost

Net Interest Income Highlights

- 1Q22 net interest income increased $345 million YoY
- The YoY increase in net interest income primarily reflected higher loan balances and lower funding expenses

Lending Highlights

- Total loans increased $8 billion, up 5% QoQ, primarily reflecting growth in commercial real estate and in credit cards (primarily related to the acquisition of the General Motors co-branded credit card portfolio)
- Total allowance was $4.75 billion (including $4.09 billion for funded loans), up ~$0.40 billion QoQ
  - — $2.96 billion for wholesale loans, $1.79 billion for consumer loans
- Provision for credit losses of $561 million in 1Q22, compared with a net benefit of $70 million in 1Q21
- 1Q22 net charge-offs of $154 million for an annualized net charge-off rate of 0.4%, unchanged QoQ
  - — Wholesale annualized net charge-off rate of 0.3%, unchanged QoQ
  - — Consumer annualized net charge-off rate of 2.1%, up 20bps QoQ

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Expenses Financial Results Expense Highlights n 1Q22 total operating expenses decreased YoY vs. vs. — Compensation and benefits expenses were significantly lower, and expenses related to 1Q22 4Q21 1Q21 $ in millions consolidated investments and charitable contributions to GS Gives and the firm’s foundation were lower Compensation and benefits $ 4,083 26% (32)% — Partially offset by higher technology expenses, market development expenses and professional fees Transaction based 1,244 5% (1)% n 1Q22 effective income tax rate was 15.4%, down from the full year rate of 20.0% for 2021, primarily due to the impact of tax benefits on the settlement of employee share-based awards Market development 162 (16)% 103% in the first quarter of 2022 compared with the full year of 2021 Communications and technology 424 (1)% 13% Depreciation and amortization 492 1% (1)% 3 Efficiency Ratio Occupancy 251 (1)% 2% 59.7% 53.3% Professional fees 437 (14)% 21% Other expenses 623 (35)% 8% Total operating expenses $ 7,716 6% (18)% Provision for taxes $ 717 (34)% (52)% Effective Tax Rate 15.4% 1Q21 1Q22 12

Capital and Balance Sheet

Goldman Sachs

Capital[3,4]

$ in billions	1Q22	4Q21	1Q21
Common Equity Tier 1 (CET1) capital	$ 98.3	$ 96.3	$ 85.2
Standardized RWAs[8]	$ 682	$ 677	$ 595
Standardized CET1 capital ratio[8]	14.4%	14.2%	14.3%
Advanced RWAs	$ 674	$ 648	$ 630
Advanced CET1 capital ratio	14.6%	14.9%	13.5%
Supplementary leverage ratio (SLR)	5.6%	5.6%	6.5%

Selected Balance Sheet Data[4]

$ in billions	1Q22	4Q21	1Q21
Total assets	$ 1,589	$ 1,464	$ 1,302
Deposits	$ 387	$ 364	$ 286
Unsecured long-term borrowings	$ 258	$ 254	$ 219
Shareholders' equity	$ 115	$ 110	$ 98
Average GCLA[3]	$ 375	$ 353	$ 299

Capital and Balance Sheet Highlights

- Standardized CET1 capital ratio increased QoQ
  - Increase in CET1 capital reflected net earnings in excess of share repurchases and dividends
- Advanced CET1 capital ratio decreased QoQ
  - Increase in credit and market risk RWAs driven by increased exposure
- Returned $1.21 billion of capital to common shareholders during the quarter
  - Repurchased 1.4 million common shares for a total cost of $500 million[3]
  - Paid $711 million of common stock dividends
- The firm's balance sheet increased $125 billion QoQ, reflecting client demand
  - Deposits increased $23 billion QoQ, reflecting growth across channels, including strong growth in transaction banking deposits
- BVPS increased 3.1% QoQ, driven by net earnings

Book Value

In millions, except per share amounts	1Q22	4Q21	1Q21
Basic shares[3]	356.4	348.9	352.7
Book value per common share	$ 293.31	$ 284.39	$ 250.81
Tangible book value per common share[1]	$ 275.13	$ 270.91	$ 236.90

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Cautionary Note Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements. For information about some of the risks and important factors that could affect the firm’s future results, financial condition and liquidity and the forward-looking statements below, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2021. Information regarding the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data and global core liquid assets (GCLA) consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements. Statements regarding (i) estimated GDP growth and interest rate and inflation trends, (ii) the impact of the COVID-19 pandemic on the firm’s business, results, financial position and liquidity, (iii) the timing, profitability, benefits and other prospective aspects of business initiatives and the achievability of medium- and long-term targets and goals, (iv) the future state of the firm’s liquidity and regulatory capital ratios, (v) the firm’s prospective capital distributions (including dividends and repurchases), (vi) the firm’s future effective income tax rate, (vii) the firm’s investment banking transaction backlog and future results, (viii) the firm’s planned 2022 debt benchmark issuances, (ix) the impact of Russia’s invasion of Ukraine and related sanctions and other developments on the firm’s business, results and financial position, and (x) the firm’s announced acquisition of NextCapital Group, are forward-looking statements. Statements regarding estimated GDP growth and interest rate and inflation trends are subject to the risk that actual GDP growth and interest rate and inflation trends may differ, possibly materially, due to, among other things, changes in general economic conditions and monetary and fiscal policy. Statements about the effects of the COVID-19 pandemic on the firm’s business, results, financial position and liquidity are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Statements about the timing, profitability, benefits and other prospective aspects of business initiatives and the achievability of medium and long-term targets and goals are based on the firm’s current expectations regarding the firm’s ability to implement these initiatives and achieve these targets and goals and may change, possibly materially, from what is currently expected. Statements about the future state of the firm’s liquidity and regulatory capital ratios, as well as its prospective capital distributions, are subject to the risk that the firm’s actual liquidity, regulatory capital ratios and capital distributions may differ, possibly materially, from what is currently expected. Statements about the firm’s future effective income tax rate are subject to the risk that the firm’s future effective income tax rate may differ from the anticipated rate indicated, possibly materially, due to, among other things, changes in the tax rates applicable to the firm, the firm’s earnings mix or profitability, the entities in which the firm generates profits and the assumptions made in forecasting the firm’s expected tax rate, and potential future guidance from the U.S. IRS. Statements about the firm’s investment banking transaction backlog and future results are subject to the risk that transactions may be modified or may not be completed at all and related net revenues may not be realized or may be materially less than expected. Important factors that could have such a result include, for underwriting transactions, a decline or weakness in general economic conditions, an outbreak or worsening of hostilities, including the escalation or continuation of the war between Russia and Ukraine, continuing volatility in the securities markets or an adverse development with respect to the issuer of the securities and, for financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. Statements regarding the firm’s planned 2022 debt benchmark issuances are subject to the risk that actual issuances may differ, possibly materially, due to changes in market conditions, business opportunities or the firm’s funding needs. Statements about the impact of Russia’s invasion of Ukraine and related sanctions and other developments on the firm’s business, results and financial position are subject to the risks that hostilities may escalate and expand, that sanctions may increase and that the actual impact may differ, possibly materially, from what is currently expected. Statements regarding the firm’s announced acquisition of NextCapital Group are subject to the risk that the transaction may not close on the timeline contemplated or at all, including due to a failure to obtain requisite regulatory approval, as well as the risk that the firm may be unable to realize the expected benefits of the acquisition and the risk that integrating 14 NextCapital Group into the firm’s business may be more difficult, time-consuming or expensive than expected.

Footnotes

Goldman Sachs

1. Annualized return on average common shareholders' equity (ROE) is calculated by dividing annualized net earnings applicable to common shareholders by average monthly common shareholders' equity. Annualized return on average tangible common shareholders' equity (ROTE) is calculated by dividing annualized net earnings applicable to common shareholders by average monthly tangible common shareholders' equity. Tangible common shareholders' equity is calculated as total shareholders' equity less preferred stock, goodwill and identifiable intangible assets. Tangible book value per common share (TBVPS) is calculated by dividing tangible common shareholders' equity by basic shares. Management believes that tangible common shareholders' equity and TBVPS are meaningful because they are measures that the firm and investors use to assess capital adequacy and that ROTE is meaningful because it measures the performance of businesses consistently, whether they were acquired or developed internally. Tangible common shareholders' equity, ROTE and TBVPS are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies.

   The table below presents a reconciliation of average and ending common shareholders' equity to average and ending tangible common shareholders' equity:

Unaudited, $ in millions	AVERAGE FOR THE THREE MONTHS ENDED MARCH 31, 2022	AS OF MARCH 31, 2022	AS OF DECEMBER 31, 2021	AS OF MARCH 31, 2021
Total shareholders' equity	$ 112,581	$ 115,239	$ 109,926	$ 97,664
Preferred stock	(10,703)	(10,703)	(10,703)	(9,203)
Common shareholders' equity	101,878	104,536	99,223	88,461
Goodwill	(4,532)	(5,272)	(4,285)	(4,332)
Identifiable intangible assets	(634)	(1,209)	(418)	(575)
Tangible common shareholders' equity	$ 96,712	$ 98,055	$ 94,520	$ 83,554

2. Dealogic – January 1, 2022 through March 31, 2022.

3. For information about the following items, see the referenced sections in Part II, Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the firm's Annual Report on Form 10-K for the year ended December 31, 2021: (i) investment banking transaction backlog – see "Results of Operations – Investment Banking" (ii) assets under supervision – see "Results of Operations – Assets Under Supervision" (iii) efficiency ratio – see "Results of Operations – Operating Expenses" (iv) basic shares – see "Balance Sheet and Funding Sources – Balance Sheet Analysis and Metrics" (v) share repurchase program – see "Capital Management and Regulatory Capital – Capital Management" and (vi) global core liquid assets – see "Risk Management – Liquidity Risk Management."

   For information about risk-based capital ratios and the supplementary leverage ratio, see Note 20 "Regulation and Capital Adequacy" in Part II, Item 8 "Financial Statements and Supplementary Data" in the firm's Annual Report on Form 10-K for the year ended December 31, 2021.

4. Represents a preliminary estimate for the first quarter of 2022 and may be revised in the firm's Quarterly Report on Form 10-Q for the period ended March 31, 2022.

5. Includes consolidated investment entities, substantially all of which are engaged in real estate investment activities. These assets are generally accounted for at historical cost less depreciation. Substantially all liabilities are nonrecourse, thereby reducing the firm's equity at risk. Amounts by vintage, region and asset class are net of financings.

6. Excludes operating net revenues and net gains on sales of consolidated investment entities, as well as revenues reported under Equity investments for certain positions that are classified as debt (under GAAP) on the firm's balance sheet.

7. Includes $7 billion of inflows in Asset Management long-term assets under supervision (substantially all in fixed income and equity assets) in connection with the acquisition of the assets of Bombardier Global Pension Asset Management Inc.

8. In the third quarter of 2021, based on regulatory feedback, the firm revised certain interpretations of the Capital Rules underlying the calculation of Standardized RWAs. As of March 31, 2021, this change would have increased the firm's Standardized RWA's by approximately $22 billion to $617 billion, which would have reduced the firm's Standardized CET1 capital ratio of 14.3% by 0.5 percentage points.

15